[Letterhead of Branden T. Burningham]


May 10, 2001

David C. Merrell, President
Two Moons Kachinas Corp.
9005 Cobble Canyon Lane
Sandy, Utah 84093

Re: Opinion letter, dated May 10, 2001, regarding shares of common stock Two Moons Kachinas Corp., a Nevada corporation (the "Company")


Dear Mr. Merrell:

     I hereby consent to being named in the Prospectus included in the Company's Registration Statement on Form SB-2 as having rendered the above-referenced opinion and as having represented the Company in connection with such Registration Statement.

                                                  Sincerely yours,

                                                  /s/ Branden T. Burningham

                                                  Branden T. Burningham